Exhibit 1.01

Fresenius Medical Care AG & Co. KGaA

Conflict Minerals Report

This document, constituting Exhibit 1.01 to Form SD of Fresenius Medical Care AG & Co. KGaA (together with its subsidiaries, “Fresenius Medical Care,” “the Company,” “we,” “our”), for the reporting period January 1, 2020 to December 31, 2020, is the Company’s Conflict Minerals Report (“CMR”) in accordance with Rule 13p-1 under the Securities Exchange Act of 1934. As American Depositary Shares representing the Company’s ordinary shares are listed on the New York Stock Exchange, it is subject to the provisions of Section 1502 of the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) relating to “Conflict Minerals.” Section 1502 of the Dodd-Frank Act and Rule 13p-1 of the Securities Exchange Commission (“SEC”) address the sourcing of tin, tantalum, tungsten, and gold (“3TG minerals”) from the Democratic Republic of the Congo (“DRC”) and adjoining “Covered Countries” (as defined in Item 1.01 of the Form SD that accompanies this Report), which are known locations where armed groups mine and sell these minerals to finance civil violence.

The following is a description of the measures taken by the Company, a registrant, to exercise due diligence on the source and chain of custody of the subject minerals.

Section (1) Due Diligence:

The Company’s comprehensive Responsible Minerals Sourcing Program (“RMS Program”) includes a due diligence process that was designed to conform, in all material respects, to the criteria set forth in the internationally recognized Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, 3rd Edition and related Supplements on Tin, Tantalum and Tungsten and on Gold (“OECD Guidance”).

The following is a review of the actions comprising the OECD Guidance five-step framework that the Company took to implement our due diligence process:

1.	Establish strong company management systems

a.	The Company's Conflict Minerals Policy is publicly available at https://www.freseniusmedicalcare.com/fileadmin/data/com/pdf/About_us/Responsibility/Policy_Conflict_Minerals.pdf.

b.	The Company’s internal management structure continued to support supply chain due diligence by identifying the responsible business organizations and the individuals within those organizations and establishing a cross-functional Responsible Minerals Sourcing team (“the Team”). The primary and secondary contributors on the Team were designated and notified of their responsibilities.

As part of the Company’s annual program review process, the Team conducted a virtual workshop to identify areas for improvement. Training was provided during the Workshop as well.

c.	The Company established and continued to utilize a system of controls over the supply chain by leveraging the iPoint Conflict Minerals Platform (“iPCMP”) developed by our consultant, iPoint, Inc., to monitor all relevant data.

d.	The Company continued to strengthen and improve supplier engagement over previous years by refining the free training made available to suppliers to include information about the “EU Regulation” (as defined under “Overview” in the Form SD accompanying this Report). The Company also provided feedback and engagement recommendations to suppliers that declared potential Smelters or Refiners (“SORs”) in their supply chains.

e.	The Company maintains a grievance mechanism in the form of an email inbox, available to the public at cminquiry@fmc-ag.com, also accessible via https://www.freseniusmedicalcare.com/en/about-us/sustainability/supply-chain/.

2.	Identify and assess risk in the supply chain

a.	The Company identified risk in the supply chain by first identifying each relevant manufacturing facility, globally. A Subject Matter Expert (“SME”) was identified for each facility to be the primary internal personnel with the highest degree of familiarity with the materials, products, and processes for each corresponding facility. In collaboration with the SMEs, the Team then identified the relevant materials that may contain conflict minerals, reviewed the Company’s product portfolio and identified the products that may contain the previously identified materials. As a result, products manufactured or contracted to manufacture with the potential for being at-risk of containing conflict minerals were identified. After identification of the potentially at-risk products, the SMEs referenced their own supplier and/or procurement data, in addition to their existing expertise with that specific supply chain, and were able to determine the applicable suppliers with whom the Reasonable Country of Origin Inquiry (“RCOI”) and corresponding due diligence were to be conducted.

b.	The addition of the SMEs knowledge and expertise into the risk identification process enabled the Company to focus its resources on suppliers that represented the highest risk of potentially containing conflict minerals in the products that we purchased during the relevant time period.

c.	Following the initial identification of potentially at-risk suppliers, the Company began its RCOI process.

d.	For a supplier to be considered at-risk during the RCOI process, they were either non-compliant or provided SOR data that indicated potential risk. At-risk suppliers were then escalated to the Team for further review and due diligence on an individual supplier basis. The Company’s method for identifying risk of potential financing or benefitting of armed groups is an evolving and ongoing process.

3.	Design and implement a strategy to respond to risks

a.	The Team communicates with senior leadership, on a yearly basis, any material risk that may be in the supply chain, in addition to ad-hoc meetings to review program progress.

b.	The Company devised and implemented a 3-step risk-management strategy.

i.	The first step involved a review of the returned RCOI data from the relevant suppliers.

ii.	Then, if needed, due diligence was conducted with the corresponding supplier(s).

iii.	Following due diligence, an evaluation of the supplier for compliance was conducted. In order to be considered non-compliant, a supplier was either unresponsive, non-compliant with our policy or did not meet our expectations.

c.	As part of the strategy to respond to risk, the Team provided educational risk management training that included the escalation process as a topic to the relevant personnel.

d.	The Team was able to identify, monitor and track performance of their risk mitigation efforts and include that information in the meetings with senior leadership utilizing iPCMP for identification, monitoring and tracking of performance.

e.	Risk mitigation processes remain in place and are communicated to both the relevant Company personnel, as well as suppliers. As a member of the Responsible Minerals Initiative (“RMI”) our risk mitigation processes related to facilities that smelt, refine and/or process the subject raw materials also remain in place and are consistently reviewed, as demonstrated by the Responsible Minerals Assurance Process (“RMAP”).

4.	Support the development and implementation of independent third-party audits of smelters’ and refiners’ sourcing

a.	The Company is a member of the RMI, which conducts independent third-party audits of smelters on behalf of its members. The Company utilizes the RCOI information provided to members of the RMI to determine the possible country of origin of the conflict minerals necessary for the functionality or production of its products.

5.	Report on supply chain due diligence

a.	The Company reports annually to the SEC on Form SD.

b.	The Company makes its Conflict Minerals Report publicly available on the SEC website and the Company’s website at https://www.freseniusmedicalcare.com/en/about-us/sustainability/supply-chain/.

Steps taken and being taken to mitigate risk:

The Company has taken a number of steps to (i) mitigate the risk that its necessary conflict minerals benefit armed groups in the DRC and/or Covered Countries and (ii) to improve its due diligence. Those steps include:

•	Continuing to provide free, educational training to our suppliers and the relevant personnel at the Company

•	Improving our initial risk identification methodology as discussed in Section (1) Due Diligence (1-4)

•	Focus of resources on risk-based due diligence, as discussed in the OECD Due Diligence Guidance

The content of any website referred to in this Report is included for general information only and is not incorporated by reference to this Report.

(1) Product Description:

The Company has determined, in good faith, that the applicable product categories are the following:

•	Dialysis products

•	Non-dialysis products

The Conflict Minerals Rule requires a Conflict Minerals Report to include description of a registrant's products that have not been found to be “DRC conflict free.” However, under the guidance referred to under “(2), Product Determination” below, we are not required to describe any of our products as having “not been found to be DRC Conflict Free. Accordingly, we have not included a description of our products in this Conflict Minerals Report. Information regarding our dialysis and non-dialysis products may be found in “Item 4. Information on the Company – B. Business overview – Dialysis Products” at pages 24 - 28 of our Annual Report on Form 20-F for the year ended December 31, 2020 (our “2020 Form 20F”). This reference to our 2020 Form 20-F is included for general information only and our Form 20-F is not incorporated by reference to this Report.

(2) Product Determination:

Pursuant to guidance issued by the SEC Division of Corporation Finance on April 29, 2014, we are not required to describe any of our products as “DRC Conflict Free,” as having “not been found to be ‘DRC Conflict Free’” or as “DRC Conflict Undeterminable.” In addition, inasmuch as we have not voluntarily elected to describe any of our products as DRC conflict free, the requirement for an independent private sector audit of this report is not applicable.

Results of our RCOI and Due Diligence Measures:

Table 1 reflects our RCOI and due diligence for tantalum, tin and tungsten. Table 2 reflects our RCOI and due diligence for gold. The countries listed in the tables are potential sources of origin of the conflict minerals necessary for the functionality or manufacture of the products identified in our 2020 Form 20-F referred to above under “Product Description,” according to the country of origin information available to us as RMI members.

The smelters and refiners as defined by the SEC Final Ruling section II(A)(3) declared by our supply chain can be found in Table 3.

Table 1

Tantalum	Tin		Tungsten
Brazil	Australia	Nigeria	Australia	Mongolia
Burundi	Bolivia	Peru	Austria	Myanmar
China	Brazil	Portugal	Bolivia	Nigeria
Colombia	Burundi	Russia	Brazil	Peru
Ethiopia	China	Russian Federation	Burundi	Portugal
France	Colombia	Rwanda	China	Russian Federation
Madagascar	DRC	Spain	Colombia	Rwanda
Malaysia	Guinea	Taiwan	DRC	Spain
Mozambique	Indonesia	Thailand	Guinea	Taiwan
Nigeria	Laos	Uganda	Indonesia	Thailand
Russian Federation	Malaysia	United Kingdom	Kazakhstan	Uganda
Rwanda	Mongolia	USA	Laos	United Kingdom
Sierra Leone	Myanmar	Venezuela	Malaysia	USA
Somaliland			Mexico	Vietnam
Spain				Zimbabwe
Thailand

Table 2

Gold
Argentina	Egypt	Liberia	Saudi Arabia
Australia	Eritrea	Malaysia	Senegal
Azerbaijan	Ethiopia	Mali	Serbia
Benin	Fiji	Mauritania	Slovakia
Bolivia	Finland	Mexico	Solomon Islands
Botswana	French Guiana	Mongolia	South Africa
Brazil	Georgia	Morocco	Spain
Burkina Faso	Ghana	Mozambique	Suriname
Canada	Guatemala	Namibia	Swaziland
Chile	Guinea	Netherlands	Sweden
China	Guyana	New Zealand	Tajikistan
Colombia	Honduras	Nicaragua	Tanzania
DRC	Indonesia	Niger	Turkey
Costa Rica	Iran	Papua New Guinea	Uganda
Cote d'Ivoire	Ivory Coast	Peru	United Kingdom
Cuba	Japan	Philippines	USA
Cyprus	Kazakhstan	Puerto Rico	Uruguay
Dominican Republic	Kenya	Russian Federation	Zambia
Ecuador	Laos	Rwanda	Zimbabwe

Table 3

Alias	Metal	Smelter ID
Advanced Chemical Company	Gold	CID000015
Aida Chemical Industries Co., Ltd.	Gold	CID000019
Allgemeine Gold-und Silberscheideanstalt A.G.	Gold	CID000035
Almalyk Mining and Metallurgical Complex (AMMC)	Gold	CID000041
AngloGold Ashanti Corrego do Sitio Mineracao	Gold	CID000058
Argor-Heraeus S.A.	Gold	CID000077
Asahi Pretec Corp.	Gold	CID000082
Asaka Riken Co., Ltd.	Gold	CID000090
Aurubis AG	Gold	CID000113
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Gold	CID000128
Boliden AB	Gold	CID000157
C. Hafner GmbH + Co. KG	Gold	CID000176
CCR Refinery - Glencore Canada Corporation	Gold	CID000185
Cendres + Metaux S.A.	Gold	CID000189
Chimet S.p.A.	Gold	CID000233
Chugai Mining	Gold	CID000264
DSC (Do Sung Corporation)	Gold	CID000359
DODUCO Contacts and Refining GmbH	Gold	CID000362
Dowa	Gold	CID000401
Eco-System Recycling Co., Ltd. East Plant	Gold	CID000425
JSC Novosibirsk Refinery	Gold	CID000493
LT Metal Ltd.	Gold	CID000689
Heimerle + Meule GmbH	Gold	CID000694
Heraeus Metals Hong Kong Ltd.	Gold	CID000707
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Gold	CID000801
Ishifuku Metal Industry Co., Ltd.	Gold	CID000807
Istanbul Gold Refinery	Gold	CID000814
Japan Mint	Gold	CID000823
Jiangxi Copper Co., Ltd.	Gold	CID000855
Asahi Refining USA Inc.	Gold	CID000920
Asahi Refining Canada Ltd.	Gold	CID000924
JSC Uralelectromed	Gold	CID000929
JX Nippon Mining & Metals Co., Ltd.	Gold	CID000937
Kazzinc	Gold	CID000957
Kennecott Utah Copper LLC	Gold	CID000969
Kojima Chemicals Co., Ltd.	Gold	CID000981
Kyrgyzaltyn JSC	Gold	CID001029

LS-NIKKO Copper Inc.	Gold	CID001078
Materion	Gold	CID001113
Matsuda Sangyo Co., Ltd.	Gold	CID001119
Metalor Technologies (Suzhou) Ltd.	Gold	CID001147
Metalor Technologies (Hong Kong) Ltd.	Gold	CID001149
Metalor Technologies (Singapore) Pte., Ltd.	Gold	CID001152
Metalor Technologies S.A.	Gold	CID001153
Metalor USA Refining Corporation	Gold	CID001157
Metalurgica Met-Mex Penoles S.A. De C.V.	Gold	CID001161
Mitsubishi Materials Corporation	Gold	CID001188
Mitsui Mining and Smelting Co., Ltd.	Gold	CID001193
Moscow Special Alloys Processing Plant	Gold	CID001204
Nadir Metal Rafineri San. Ve Tic. A.S.	Gold	CID001220
Navoi Mining and Metallurgical Combinat	Gold	CID001236
Nihon Material Co., Ltd.	Gold	CID001259
Ohura Precious Metal Industry Co., Ltd.	Gold	CID001325
OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Gold	CID001326
PAMP S.A.	Gold	CID001352
Prioksky Plant of Non-Ferrous Metals	Gold	CID001386
PT Aneka Tambang (Persero) Tbk	Gold	CID001397
PX Precinox S.A.	Gold	CID001498
Rand Refinery (Pty) Ltd.	Gold	CID001512
Royal Canadian Mint	Gold	CID001534
Samduck Precious Metals	Gold	CID001555
SEMPSA Joyeria Plateria S.A.	Gold	CID001585
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Gold	CID001622
Sichuan Tianze Precious Metals Co., Ltd.	Gold	CID001736
SOE Shyolkovsky Factory of Secondary Precious Metals	Gold	CID001756
Solar Applied Materials Technology Corp.	Gold	CID001761
Sumitomo Metal Mining Co., Ltd.	Gold	CID001798
Tanaka Kikinzoku Kogyo K.K.	Gold	CID001875
Shandong Gold Smelting Co., Ltd.	Gold	CID001916
Tokuriki Honten Co., Ltd.	Gold	CID001938
Torecom	Gold	CID001955
Umicore S.A. Business Unit Precious Metals Refining	Gold	CID001980
United Precious Metal Refining, Inc.	Gold	CID001993
Valcambi S.A.	Gold	CID002003
Western Australian Mint (T/a The Perth Mint)	Gold	CID002030
Yamakin Co., Ltd.	Gold	CID002100
Yokohama Metal Co., Ltd.	Gold	CID002129
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Gold	CID002224
Gold Refinery of Zijin Mining Group Co., Ltd.	Gold	CID002243
Umicore Precious Metals Thailand	Gold	CID002314

Geib Refining Corporation	Gold	CID002459
MMTC-PAMP India Pvt., Ltd.	Gold	CID002509
KGHM Polska Miedz Spolka Akcyjna	Gold	CID002511
Singway Technology Co., Ltd.	Gold	CID002516
Al Etihad Gold Refinery DMCC	Gold	CID002560
Emirates Gold DMCC	Gold	CID002561
T.C.A S.p.A	Gold	CID002580
REMONDIS PMR B.V.	Gold	CID002582
Korea Zinc Co., Ltd.	Gold	CID002605
Marsam Metals	Gold	CID002606
TOO Tau-Ken-Altyn	Gold	CID002615
SAAMP	Gold	CID002761
L'Orfebre S.A.	Gold	CID002762
8853 S.p.A.	Gold	CID002763
Italpreziosi	Gold	CID002765
SAXONIA Edelmetalle GmbH	Gold	CID002777
WIELAND Edelmetalle GmbH	Gold	CID002778
Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Gold	CID002779
AU Traders and Refiners	Gold	CID002850
Bangalore Refinery	Gold	CID002863
SungEel HiMetal Co., Ltd.	Gold	CID002918
Planta Recuperadora de Metales SpA	Gold	CID002919
Safimet S.p.A	Gold	CID002973
TSK Pretech	Gold	CID003195
Eco-System Recycling Co., Ltd. West Plant	Gold	CID003425
Metal Concentrators SA (Pty) Ltd.	Gold	CID003575
Asaka Riken Co., Ltd.	Tantalum	CID000092
Changsha South Tantalum Niobium Co., Ltd.	Tantalum	CID000211
Guangdong Rising Rare Metals-EO Materials Ltd.	Tantalum	CID000291
Exotech Inc.	Tantalum	CID000456
F&X Electro-Materials Ltd.	Tantalum	CID000460
XIMEI RESOURCES (GUANGDONG) LIMITED	Tantalum	CID000616
JiuJiang JinXin Nonferrous Metals Co., Ltd.	Tantalum	CID000914
Jiujiang Tanbre Co., Ltd.	Tantalum	CID000917
AMG Brasil	Tantalum	CID001076
Metallurgical Products India Pvt., Ltd.	Tantalum	CID001163
Mineracao Taboca S.A.	Tantalum	CID001175
Mitsui Mining and Smelting Co., Ltd.	Tantalum	CID001192
NPM Silmet AS	Tantalum	CID001200
Ningxia Orient Tantalum Industry Co., Ltd.	Tantalum	CID001277
QuantumClean	Tantalum	CID001508
Yanling Jincheng Tantalum & Niobium Co., Ltd.	Tantalum	CID001522
Solikamsk Magnesium Works OAO	Tantalum	CID001769

Taki Chemical Co., Ltd.	Tantalum	CID001869
Telex Metals	Tantalum	CID001891
Ulba Metallurgical Plant JSC	Tantalum	CID001969
Hengyang King Xing Lifeng New Materials Co., Ltd.	Tantalum	CID002492
D Block Metals, LLC	Tantalum	CID002504
FIR Metals & Resource Ltd.	Tantalum	CID002505
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Tantalum	CID002506
XinXing HaoRong Electronic Material Co., Ltd.	Tantalum	CID002508
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Tantalum	CID002512
KEMET de Mexico	Tantalum	CID002539
TANIOBIS Co., Ltd.	Tantalum	CID002544
TANIOBIS GmbH	Tantalum	CID002545
H.C. Starck Hermsdorf GmbH	Tantalum	CID002547
H.C. Starck Inc.	Tantalum	CID002548
TANIOBIS Japan Co., Ltd.	Tantalum	CID002549
TANIOBIS Smelting GmbH & Co. KG	Tantalum	CID002550
Global Advanced Metals Boyertown	Tantalum	CID002557
Global Advanced Metals Aizu	Tantalum	CID002558
Resind Industria e Comercio Ltda.	Tantalum	CID002707
Jiangxi Tuohong New Raw Material	Tantalum	CID002842
Meta Materials	Tantalum	CID002847
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Tin	CID000228
Alpha	Tin	CID000292
Dowa	Tin	CID000402
EM Vinto	Tin	CID000438
Fenix Metals	Tin	CID000468
Gejiu Non-Ferrous Metal Processing Co., Ltd.	Tin	CID000538
Gejiu Zili Mining And Metallurgy Co., Ltd.	Tin	CID000555
Huichang Jinshunda Tin Co., Ltd.	Tin	CID000760
Gejiu Kai Meng Industry and Trade LLC	Tin	CID000942
China Tin Group Co., Ltd.	Tin	CID001070
Malaysia Smelting Corporation (MSC)	Tin	CID001105
Metallic Resources, Inc.	Tin	CID001142
Mineracao Taboca S.A.	Tin	CID001173
Minsur	Tin	CID001182
Mitsubishi Materials Corporation	Tin	CID001191
Jiangxi New Nanshan Technology Ltd.	Tin	CID001231
O.M. Manufacturing (Thailand) Co., Ltd.	Tin	CID001314
Operaciones Metalurgicas S.A.	Tin	CID001337
PT Artha Cipta Langgeng	Tin	CID001399
PT Babel Inti Perkasa	Tin	CID001402
PT Babel Surya Alam Lestari	Tin	CID001406
PT Mitra Stania Prima	Tin	CID001453

PT Prima Timah Utama	Tin	CID001458
PT Refined Bangka Tin	Tin	CID001460
PT Stanindo Inti Perkasa	Tin	CID001468
PT Timah Tbk Kundur	Tin	CID001477
PT Timah Tbk Mentok	Tin	CID001482
PT Tinindo Inter Nusa	Tin	CID001490
Rui Da Hung	Tin	CID001539
Soft Metais Ltda.	Tin	CID001758
Thaisarco	Tin	CID001898
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Tin	CID001908
White Solder Metalurgia e Mineracao Ltda.	Tin	CID002036
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Tin	CID002158
Yunnan Tin Company Limited	Tin	CID002180
Magnu's Minerais Metais e Ligas Ltda.	Tin	CID002468
Melt Metais e Ligas S.A.	Tin	CID002500
PT ATD Makmur Mandiri Jaya	Tin	CID002503
O.M. Manufacturing Philippines, Inc.	Tin	CID002517
PT Rajehan Ariq	Tin	CID002593
Resind Industria e Comercio Ltda.	Tin	CID002706
Metallo Belgium N.V.	Tin	CID002773
Metallo Spain S.L.U.	Tin	CID002774
Thai Nguyen Mining and Metallurgy Co., Ltd.	Tin	CID002834
PT Menara Cipta Mulia	Tin	CID002835
HuiChang Hill Tin Industry Co., Ltd.	Tin	CID002844
Gejiu Fengming Metallurgy Chemical Plant	Tin	CID002848
Guanyang Guida Nonferrous Metal Smelting Plant	Tin	CID002849
Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	Tin	CID003116
Chifeng Dajingzi Tin Industry Co., Ltd.	Tin	CID003190
Tin Technology & Refining	Tin	CID003325
Ma'anshan Weitai Tin Co., Ltd.	Tin	CID003379
PT Rajawali Rimba Perkasa	Tin	CID003381
Luna Smelter, Ltd.	Tin	CID003387
Yunnan Yunfan Non-ferrous Metals Co., Ltd.	Tin	CID003397
A.L.M.T. Corp.	Tungsten	CID000004
Kennametal Huntsville	Tungsten	CID000105
Guangdong Xianglu Tungsten Co., Ltd.	Tungsten	CID000218
Chongyi Zhangyuan Tungsten Co., Ltd.	Tungsten	CID000258
Global Tungsten & Powders Corp.	Tungsten	CID000568
Hunan Chenzhou Mining Co., Ltd.	Tungsten	CID000766
Hunan Chunchang Nonferrous Metals Co., Ltd.	Tungsten	CID000769
Japan New Metals Co., Ltd.	Tungsten	CID000825
Ganzhou Huaxing Tungsten Products Co., Ltd.	Tungsten	CID000875
Kennametal Fallon	Tungsten	CID000966

Tejing (Vietnam) Tungsten Co., Ltd.	Tungsten	CID001889
Wolfram Bergbau und Hutten AG	Tungsten	CID002044
Xiamen Tungsten Co., Ltd.	Tungsten	CID002082
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Tungsten	CID002315
Jiangxi Yaosheng Tungsten Co., Ltd.	Tungsten	CID002316
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Tungsten	CID002317
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Tungsten	CID002318
Malipo Haiyu Tungsten Co., Ltd.	Tungsten	CID002319
Xiamen Tungsten (H.C.) Co., Ltd.	Tungsten	CID002320
Jiangxi Gan Bei Tungsten Co., Ltd.	Tungsten	CID002321
Ganzhou Seadragon W & Mo Co., Ltd.	Tungsten	CID002494
Asia Tungsten Products Vietnam Ltd.	Tungsten	CID002502
Chenzhou Diamond Tungsten Products Co., Ltd.	Tungsten	CID002513
H.C. Starck Tungsten GmbH	Tungsten	CID002541
TANIOBIS Smelting GmbH & Co. KG	Tungsten	CID002542
Masan High-Tech Materials	Tungsten	CID002543
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Tungsten	CID002551
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	Tungsten	CID002579
Niagara Refining LLC	Tungsten	CID002589
China Molybdenum Tungsten Co., Ltd.	Tungsten	CID002641
Ganzhou Haichuang Tungsten Co., Ltd.	Tungsten	CID002645
Hydrometallurg, JSC	Tungsten	CID002649
Unecha Refractory metals plant	Tungsten	CID002724
Philippine Chuangxin Industrial Co., Inc.	Tungsten	CID002827
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	Tungsten	CID002830
ACL Metais Eireli	Tungsten	CID002833
Woltech Korea Co., Ltd.	Tungsten	CID002843
Moliren Ltd.	Tungsten	CID002845
Hunan Litian Tungsten Industry Co., Ltd.	Tungsten	CID003182
KGETS Co., Ltd.	Tungsten	CID003388
Fujian Ganmin RareMetal Co., Ltd.	Tungsten	CID003401
Lianyou Metals Co., Ltd.	Tungsten	CID003407